EXHIBIT 10.10

                   INDEMNIFICATION AGREEMENT


  INDEMNIFICATION AGREEMENT, dated as of February 15, 1995, by and between GENERAL INSTRUMENT CORPORATION, a Delaware corporation (the "Company"), GENERAL INSTRUMENT CORPORATION OF DELAWARE, a Delaware corporation and a wholly-owned subsidiary of the Company ("GI Sub"), and the director and/or officer of the Company whose name appears on the signature page of this Agreement ("Indemnitee").

                            RECITALS

       A. Highly competent persons are becoming more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with reasonable protection through insurance or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporations.

       B. The Board of Directors of the Company (the "Board" or the "Board of Directors") has determined that the Company should act to assure its directors and officers that there will be increased certainty of such protection in the future.

       C. It is reasonable, prudent and necessary for the Company contractually to oblige itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

       D. Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

       E. In consideration of the capital contribution made by the Company to GI Sub from the net proceeds of a public offering of common stock, par value $.01 per share, of the Company, and the other benefits received and to be received by GI Sub in connection with actions taken and to be taken by the Board, GI Sub has determined that it is in the best interest of GI Sub for the reasons set forth above to be a party to this Agreement and to provide indemnification to the directors and officers of the Company in connection with their service to and activities on behalf of the Company, GI Sub and its subsidiaries.
       F. GI Sub acknowledges that for purposes of this Agreement the directors and officers of the Company who enter into this Agreement are serving in such capacities at the request of GI Sub.

       G. GI Sub further acknowledges that such directors and officers are willing to serve, continue to serve, and to take on additional service for or on behalf of the Company, and thereby benefitting GI Sub and its subsidiaries, on the condition that GI Sub enter into, and provide indemnification pursuant to, this Agreement.

                           AGREEMENT

       In consideration of the premises and the covenants contained herein, the Company, GI Sub and Indemnitee do hereby covenant and agree as follows:

       1.   Definitions.  For purposes of this Agreement:

       (a) "Affiliate" shall mean any corporation, partnership, joint venture, trust or other enterprise in respect of which the Indemnitee is or was serving as a director, officer, advisory director or Board Committee member at the request of the Company or GI Sub, and including, but not limited to, any employee benefit plan of the Company or any of the foregoing.

       (b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

       (c) "Expenses" shall include all reasonable attorneys' fees and costs, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses customarily incurred in connection with asserting or defending claims.

       (d) "Independent Counsel" shall mean a law firm or lawyer that neither is presently nor in the past five years has been retained to represent: (i) the Company, GI Sub or Indemnitee in any matter material to any such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

Notwithstanding the foregoing, the term "Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, GI Sub or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement. All Expenses of the Independent Counsel incurred in connection with acting pursuant to this Agreement shall be borne by the Company.

       (e) "Losses" shall mean all losses, claims, liabilities, judgments, fines and amounts paid in settlement in connection with any Proceeding.

       (f) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative; provided, however, that the term "Proceeding" shall include any action instituted by an Indemnitee (other than an action to enforce indemnification rights under this Agreement) only if such action is authorized by the Board of Directors.

       2. Service by Indemnitee. Indemnitee agrees to begin or continue to serve the Company as a director or officer. Notwithstanding anything contained herein, this Agreement shall not create a contract of employment between the Company and Indemnitee and the termination of Indemnitee's relationship with the Company or an Affiliate by either party hereto shall not be restricted by this Agreement.

       3. Indemnification. The Company and GI Sub jointly and severally agree to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as an officer, director, advisory director or Board Committee member of the Company or of an Affiliate (collectively referred to as an "officer or director of the Company") to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter.

       4. Action or Proceeding Other Than an Action by or in the Right of the Company or GI Sub. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding, other than an action by or in the right of the Company or GI Sub, as the case may be, by reason of (a) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was serving at the request of the Company or GI Sub, as the case may be, or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or GI Sub, as the case may be, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

       5.   Actions by or in the Right of the Company.
Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of (a) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was serving at the request of the Company or GI Sub, as the case may be, or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or GI Sub. Notwithstanding the foregoing provisions of this Section, no such indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company or GI Sub; provided, however, that in such event such indemnification shall nevertheless be made by the Company or GI Sub, or both, to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine equitable under the circumstances.

       6. Indemnification for Costs, Charges and Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise absolved in any Proceeding on any claim, issue or matter, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company and GI Sub jointly and severally agree to indemnify Indemnitee to the maximum extent permitted by law, against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

       7. Payment for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was serving at the request of the Company or GI Sub, as the case may be, a witness in any Proceeding, the Company and GI Sub jointly and severally agree to pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

       8. Advancement of Expenses and Costs. All Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid by the Company or GI Sub in advance of the final disposition of such Proceeding within twenty days after the receipt by the Company or GI Sub of a statement or statements from Indemnitee requesting from time to time such advance or advances. Indemnitee's entitlement to such advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Agreement.

       9. Procedure for Determination of Entitlement to Indemnification. (a) When seeking indemnification under this Agreement (which shall not include in any case the right of Indemnitee to receive payments pursuant to Section 7 and Section 8 hereof, which shall not be subject to this Section 9), Indemnitee shall submit a written request for indemnification to the Company and GI Sub. Such request shall include documentation or information which is reasonably necessary for the Company and GI Sub to make a determination of Indemnitee's entitlement to indemnification hereunder and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made not later than 30 days after receipt by the Company and GI Sub of Indemnitee's written request for indemnification. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board that Indemnitee has made such request for indemnification.

       (b) The entitlement of Indemnitee to indemnification under this Agreement shall be determined in the specific case by a majority vote of Disinterested Directors, even though less than a quorum provided, however, that the determination shall be made by Independent Counsel if there are no Disinterested Directors, or if the Disinterested Directors so direct, or if the payment under this Agreement is to be made by GI Sub.

       (c) In the event the determination of entitlement is to be made by Independent Counsel, such Independent Counsel shall be selected by the Board and the Board of Directors of GI Sub and approved by Indemnitee. Upon failure of the Board and the Board of Directors of GI Sub to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

       (d) If the determination made pursuant to Section 9(b) is that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 10 hereof.

       (e)  If the person or persons empowered pursuant to
Section 9(b) hereof to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 90 days after receipt by the Company and GI Sub of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

       (f) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or GI Sub, as the case may be, or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

       (g) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking such action Indemnitee relied on the records or books of account of the Company or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Company or an Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or an Affiliate. The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

       (h) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

       10. Remedies in Cases of Determination not to Indemnify or to Advance Expenses. (a) In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to
Section 8 hereof or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 hereof, Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance.

       (b) In the event a determination has been made in accordance with the procedures set forth in Section 9 hereof, in whole or in part, that Indemnitee is not entitled to indemnification, any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification.

       (c) If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 hereof that Indemnitee is entitled to indemnification, the Company and GI Sub shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

       (d) The Company, GI Sub and Indemnitee agree that they shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company, GI Sub and Indemnitee further agree to stipulate in any such court that the Company, GI Sub and Indemnitee are bound by all the provisions of this Agreement and are precluded from making any assertion to the contrary.

       (e) To the extent deemed appropriate by the court, interest shall be paid by the Company or GI Sub, or both, to Indemnitee at a reasonable interest rate, for amounts which the Company or GI Sub, or both, indemnifies the Indemnitee.

       11. Expenses Incurred by Indemnitee to Enforce this Agreement. All Expenses incurred by Indemnitee in connection with the preparation and submission of Indemnitee's request for indemnification hereunder shall be jointly and severally borne by the Company and GI Sub. In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole in such action, shall be entitled to recover from the Company and GI Sub and shall be jointly and severally indemnified by the Company and GI Sub against, any Expenses incurred by Indemnitee. If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, Expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification and for such claims, issues or matters for which the Indemnitee is not so entitled.

       12. Non-Exclusivity. The rights of indemnification and to receive advances as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, provision of a certificate of incorporation or by-laws, any agreement, a vote of stockholders or a resolution of directors or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Company or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company or GI Sub prior to such amendment, alteration, rescission or replacement.

       13. Duration of Agreement. This Agreement shall apply to any claim asserted and any Expenses incurred in connection with any claim asserted on or after the effective date of this Agreement and shall continue until and terminate upon the later of: (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Sections 3, 4 or 5 of this Agreement; or (b) the final termination of all pending or threatened Proceedings of the kind described herein with respect to Indemnitee. This Agreement shall be binding upon the Company and GI Sub and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisee, executors, administrators or other legal representatives.

       14. Maintenance of D&O Insurance. (a) The Company and GI Sub each hereby covenants and agrees with Indemnitee that, so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an officer or director of the Company or any other entity which Indemnitee was serving at the request of the Company or GI Sub, the Company and GI Sub shall maintain in full force and effect (i) the directors' and officers' liability insurance issued by the insurer and having the policy amount and deductible as currently in effect with respect to directors and officers of the Company or any of its subsidiaries and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that currently provided under such existing policy (collectively, "D&O Insurance").

       (b) In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

       (c) The Company and GI Sub shall have no obligation to maintain D&O Insurance if the Company and GI Sub determine in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

       15. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

       16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

       17. Headings. Section headings are for convenience only and do not control or affect meaning or interpretation of any terms or provisions of this Agreement.

       18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

       19. No Duplicative Payment. The Company and GI Sub shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement, any insurance policy, contract, agreement or otherwise.

       20. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in a registered or certified postpaid envelope in any general or branch office of the United States Postal Service, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.
       (a) If to Indemnitee, to the address appearing on the signature page hereof.

       (b)  If to the Company to:

            General Instrument Corporation
            181 West Madison, 49th Floor
            Chicago, IL  60602
            Attention:  General Counsel

       (c)  If to GI Sub to:

            General Instrument Corporation of Delaware
            181 West Madison, 49th Floor
            Chicago, IL  60602
            Attention:  General Counsel

       21.  GOVERNING LAW.  THE PARTIES AGREE THAT THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO
THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

       22. Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver or any subsequent breach or violation thereof.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 GENERAL INSTRUMENT CORPORATION

                                 By
                                    ---------------------------
                                    Name:
                                    Title:

                                 GENERAL INSTRUMENT CORPORATION
                                   OF DELAWARE

                                 By
                                    ---------------------------
                                    Name:
                                    Title:

                                 INDEMNITEE

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                                 Address:

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